EXHIBIT 10.43



                    REYNOLDS METALS COMPANY


                LONG-TERM PERFORMANCE SHARE PLAN









                   Effective January 1, 1998

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                           ARTICLE I
                      PURPOSE OF THE PLAN

          The purpose of the Plan is to assist the Company in attracting and retaining key employees by providing long-term performance-based incentives.


                           ARTICLE II
                          DEFINITIONS

            2.01 "Additional Income" shall have the meaning specified in Section 5.01(c).

            2.02 "Beneficiary" shall mean the individual or entity designated by the Participant to receive any amounts allocated to the Participant that remain in the Plan upon the death of the Participant. If no such designation is made, or if the designated individual predeceases the Participant or the entity no longer exists, then the Beneficiary shall be the Participant's estate.

            2.03 "Board" shall mean the Board of Directors of the Company.

            2.04 "Company" shall mean Reynolds Metals Company, a Delaware corporation.

            2.05 "Company Stock" shall mean the Common Stock of the Company, without par value.

            2.06   "Effective Date" shall mean January 1, 1998.

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            2.07   "Election Period" shall mean for each
Performance Cycle the September of the third year of the Performance Cycle; provided, however, that for the initial two-year Performance Cycle that begins January 1, 1998, and ends December 31, 1999, the Election Period shall mean September of 1998; and further provided that the Plan Committee in its discretion may designate a different period for any Performance Cycle.

            2.08 "Participant" shall mean each officer and other key employee of the Company and its subsidiaries and affiliates who is designated by the Plan Committee to receive a grant for a Performance Cycle.

            2.09 "Performance Cycle" shall mean initially the cycle of two full calendar years beginning January 1, 1998, and ending December 31, 1999, and otherwise shall mean a cycle of four full calendar years. The initial four-year Performance Cycle shall begin January 1, 1998, and end December 31, 2001. A new four-year Performance Cycle shall begin January 1, 2000, and every subsequent second January 1.

            2.10 "Performance Share Units" shall mean the award units granted by the Plan Committee for a Performance Cycle as described in Article III.

            2.11   "Phantom Stock" shall mean shares of Company
Stock credited to a Participant's account in accordance with this Plan.

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            2.12   "Plan" shall mean this Reynolds Metals Company
Long-Term Performance Share Plan, as amended from time to time.

            2.13 "Plan Committee" shall mean the committee of nonemployee directors appointed by the Board to administer the

Plan.

            2.14 "Termination" or "Terminated" shall mean a Participant's termination of employment with the Company and any subsidiary or affiliate of the Company.


                          ARTICLE III
               GRANTS OF PERFORMANCE SHARE UNITS

          As soon as feasible after the beginning of each Performance Cycle, the Plan Committee shall (1) designate the officers and other key employees of the Company and its subsidiaries and affiliates who will participate in the Plan for the Performance Cycle, (2) determine the Performance Share Units to be granted to each such Participant, and (3) establish the performance goal or goals that must be reached by the end of the Performance Cycle in order for Participants to receive an award from the Plan at the end of the Performance Cycle.

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                           ARTICLE IV
               CALCULATION AND PAYMENT OF AWARDS

            4.01 (a) After the end of each Performance Cycle, each Participant shall be entitled to receive an award for that Performance Cycle if and to the extent the performance goals established in accordance with Article III for that Performance Cycle have been met. Except as otherwise specified herein, half of the award shall be payable in cash to the Participant (the "Cash Portion") and half of the award shall be in the form of shares of Phantom Stock credited to the Participant's account (the "Phantom Stock Portion").

            (b) A Participant whose employment is Terminated before the last day of the Performance Cycle shall not be entitled to any award for the Performance Cycle unless the Participant's employment was Terminated on account of (i) disability or immediate retirement, in either case for purposes of the Reynolds Metals Company New Retirement Program for Salaried Employees, (ii) death, (iii) a reduction in force for purposes of the Company's Termination Allowance Policy, or (iv) such other reason as the Plan Committee may determine. A Participant who terminates for one of the specified reasons shall be entitled to a pro rata portion of any award that would otherwise be due the Terminated Participant after the end of the Performance Cycle. This pro rata portion shall be determined by multiplying the award that would otherwise be due the Terminated

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Participant by a fraction, the numerator of which is equal to the number of full calendar months the Participant worked before his or her Termination and the denominator of which is the number of months in the Performance Cycle. Any awards made in accordance with this Section 4.01(b) shall be distributed to the Participant (or the Participant's Beneficiary, in case of death) as soon as feasible after the end of the Performance Cycle; except as otherwise provided in Section 5.04 in case of the Participant's death, no deferral or installment payment elections made with respect to the Performance Cycle shall apply.

            4.02 The amount of the cash to be paid to a Participant for a Performance Cycle with respect to the Cash Portion of an award shall be determined by multiplying the number of Performance Share Units payable in cash by the average closing price of Company Stock on New York Stock Exchange Composite Transactions for the last twenty (20) trading days of the Performance Cycle. Except in the case of a voluntary or mandatory deferral hereunder, the Cash Portion shall be paid out to the Participant as soon as feasible after the end of the Performance Cycle.

            4.03 (a) The number of shares of Phantom Stock to be initially credited to a Participant's account for a Performance Cycle with respect to the Phantom Stock Portion of an award shall be equal to the number of Performance Share Units payable in Phantom Stock for the Performance Cycle.

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            (b)    As of each date when cash dividends are paid
on Company Stock, each Participant's Phantom Stock account under the Plan shall be adjusted to reflect dividend equivalents computed in accordance with this Section 4.03(b). The dollar amount of the dividend equivalent for each Participant shall equal the cash dividends that would have been paid on the number of shares of Phantom Stock credited to the Participant's account as of the dividend record date if that number of shares of Phantom Stock had actually been issued and outstanding on the record date. This dividend equivalent for each Participant shall be converted into a number representing additional shares of Phantom Stock by dividing (i) the total dollar amount of the Participant's dividend equivalent by (ii) the arithmetic average of the high and low sales prices of Company Stock as reported on New York Stock Exchange Composite Transactions on the date when the cash dividends are paid. The Participant's account under the Plan shall then be credited with the determined number of shares of Phantom Stock, including fractional shares calculated to three decimal places.

            (c) If any stock dividend is declared upon Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to its Company Stock, resulting in a split-up or combination or exchange of shares, or if any special distribution is made to holders of Company Stock, the aggregate number and

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kind of shares of Phantom
Stock credited to the account of a Participant under the Plan shall be proportionately adjusted as the Plan Committee may deem appropriate.

            (d) No Participant shall receive any distribution relating to Phantom Stock while the Participant is still employed by the Company or any of its subsidiaries or affiliates. If a Participant's employment is Terminated during a calendar year, the Participant's Phantom Stock account shall be maintained under the Plan through January 15 of the following year. As of such January 15, the total number of shares of Phantom Stock credited to the Participant's account (representing both awards and dividend equivalents) shall be computed and a distribution made to the Participant as soon after January 15 as administratively feasible. Distributions shall be in shares of Company Stock, except that the cash value of any fractional share shall be paid in cash. The cash value of the fractional share shall be based on the arithmetic average of the high and low sales prices of Company Stock as reported on New York Stock Exchange Composite Transactions on January 15 (or on the preceding business day if the New York Stock Exchange is not open on January 15). Unless the Participant has elected to receive the distribution in installments in accordance with Section 5.03, any distribution relating to Phantom Stock shall be made in a single lump sum.

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                            ARTICLE V
                      DEFERRAL OF PAYMENTS

            5.01 (a) Each Participant who has not Terminated employment shall have the right to elect to defer the receipt of up to 85% of the Cash Portion payable with respect to a Performance Cycle in accordance with Article IV. At the election of the Participant, the amount deferred may be expressed (i) as a percentage of the Cash Portion payable under Article IV, in multiples of 5%, (ii) as a dollar amount, in multiples of $100, or (iii) as either a percentage of the Cash Portion or a dollar amount, in each case, in excess of a floor amount specified by the Participant. In no case, however, may the total amount deferred be less than $2,000 nor more than 85% of the Participant's Cash Portion for the Performance Cycle. Any deferral election shall be made by the Participant during the Election Period for the Performance Cycle to which the election relates; once made, the election shall be irrevocable.

            (b) Deferred amounts shall be increased by an amount of additional income (hereinafter referred to as "Additional Income") computed at a specified rate and compounded Annually on December 31st from the date the amounts would have been paid in accordance with Section 4.02 through the December 31st coincident with or next following the Participant's Termination. The specified rate for Cash Portions with respect to a Performance Cycle shall be equal to the rate established

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under the Reynolds Metals Company New Management Incentive
Deferral Plan for amounts deferred under that plan with respect to the last year of the Performance Cycle.

            (c) Unless the Participant has elected to receive installment payments in accordance with Section 5.03, any amounts deferred in accordance with this Section 5.01, including any applicable Additional Income, shall be paid out to the Participant as soon as feasible in the January following the calendar year in which the Participant's employment Terminates.

            5.02 The provisions of this Section 5.02 shall apply only to a Participant who, at the time an election to defer is made in accordance with Section 5.01, is subject to the Company's Stock Ownership Guidelines for Officers (an "Officer"). Any such Officer electing to defer payment of a Cash Portion may also elect to have a specified part or all of such deferred amount subject to Phantom Stock Additional Income (as provided herein) instead of having Additional Income computed at a specified rate as set forth in Section 5.01(b). Phantom Stock Additional Income shall be computed in accordance with the following rules:

            (a) As of the date when the Cash Portion would have been paid but for the deferral election, each Officer who elects to receive Phantom Stock Additional Income shall have his or her account under this Plan credited with a number of shares of Phantom Stock, equal to the number of

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     Performance Share Units in the portion of the Cash Portion to which the deferral election relates.

            (b) As of each date when cash dividends are paid on Company Stock, each Officer who elected to receive Phantom Stock Additional Income shall also have the appropriate portion of his or her account under this Plan adjusted to reflect dividend equivalents as described in
     Section 4.03(b).

            (c) If any stock dividend is declared upon Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to its Company Stock, resulting in a split-up or combination or exchange of shares, or if any special distribution is made to holders of Company Stock, the aggregate number and kind of shares of Phantom Stock credited to the appropriate portion of the account of an Officer under the Plan shall be proportionately adjusted as the Plan Committee may deem appropriate.

            (d) The election of Phantom Stock Additional Income must be made at the same time as the election to defer the Cash Portion in accordance with Section 5.01. Once made, the election of Phantom Stock Additional Income shall be irrevocable as to the Performance Cycle to which such election applies.

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            (e)    Distribution of any amounts to which this
     Section 5.02 applies shall be in shares of Company Stock and shall be subject to the provisions of Section 4.03(d).

            5.03 (a) All of a Participant's deferred amounts, including any Phantom Stock Portion and any Additional Income and dividend equivalents, shall be distributed to the Participant in the January following the calendar year in which the Participant's employment Terminates unless the Participant has elected with respect to a Performance Cycle to receive the distribution in annual installments over a period of five (5) years. An election to receive installment payments shall be made by the Participant during the Election Period for the Performance Cycle to which the election relates, and if the installment payment election relates to a Cash Portion, the installment payment election shall be made at the same time as the election to defer the Cash Portion. Once made, the installment payment election shall be irrevocable.

            (b) Annual installments of amounts paid in cash shall be in equal amounts, shall consist of the deferred amounts and the Additional Income applicable thereto, and shall be paid as soon as administratively feasible at the beginning of each calendar year following the year in which the Participant Terminates employment. If the Participant has elected to receive distributions of Phantom Stock (whether arising from the Participant's Phantom Stock Portion, a voluntary deferral, or a

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mandatory deferral, and including in any event applicable
dividend equivalents) in five (5) annual installments, the initial installment shall be distributed as soon as administratively feasible after January 15 of the year following the year of the Participant's Termination of employment and shall equal one-fifth of the number of shares of Phantom Stock subject to installment payments. The subsequent four annual installments shall be paid as soon as administratively feasible after the next four January 15 dates and shall equal in each case (i) the remaining number of shares of Phantom Stock subject to installment payments divided by (ii) the number of installment payments remaining, including the installment about to be paid.

            5.04 Any Participant may also irrevocably elect during an Election Period that if the Participant dies before receiving full distribution of all amounts for the Performance Cycle to which the election relates, distribution to the Beneficiary of any amounts remaining after the Participant's death shall be made in five (5) annual installments. Such installments shall be computed and distributed as described in
Section 5.03(b).


            5.05   Anything herein to the contrary
notwithstanding, the Plan Committee may direct that all unpaid deferred amounts, including any Phantom Stock Portion and any applicable Additional Income and dividend equivalents, be accelerated and distributed in a lump sum if it finds, in its sole discretion, that a major challenge to the control of the Company exists or if, in conjunction with the termination of the Plan, the Plan Committee finds, in its sole discretion, that other extraordinary circumstances make such acceleration of payments in the best interest of the Company; provided, however, that the Plan Committee shall not accelerate any payment with respect to Phantom Stock unless the Plan Committee determines that such accelerated payment will be exempt from short-swing profit liability pursuant to the rules promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended.

            5.06 (a) The provisions of this Section 5.06 shall apply each calendar year to each Participant who is a Top Executive (as defined below) at the time the Cash Portion of an award is to be paid under the Plan in that year. To the extent a Top Executive's Estimated Annual Compensation (as defined below) would exceed One Million Dollars ($1,000,000) for the year, payment of any Cash Portion shall be automatically deferred in accordance with this Section 5.06 to the extent necessary to bring the top Executive's Estimated Annual Compensation below One Million Dollars ($1,000,000). If necessary, all of a Participant's Cash Portion shall be deferred, in which case any applicable payroll taxes shall be deducted and paid from such Top Executive's regular salary checks unless the Top Executive reimburses the Company separately for such payroll taxes.

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            (b)    Any mandatory deferral in accordance with this
Section 5.06 shall be subject to the following terms and conditions:

               (i)      Except as otherwise provided in
     subsection (ii) below, amounts deferred under this Section
     5.06 shall earn Additional Income as described in Section 5.01(b). All amounts shall be distributed to the Top Executive in a single lump sum in the January following the calendar year in which the Top Executive's employment Terminates unless the Top Executive has elected to have any amounts deferred in accordance with this Section 5.06 paid in annual installments over a period of five (5) years as described in, and in accordance with, Section 5.03.

               (ii) A Participant who anticipates being a Top Executive subject to a mandatory deferral in accordance with this Section 5.06 may elect to have any amounts subject to a mandatory deferral earn Phantom Stock Additional Income in accordance with the provisions of Section 5.02.

               (iii) A Participant who anticipates being a Top Executive subject to a mandatory deferral in accordance with this Section 5.06 may elect in accordance with Section 5.04 that in case of such Top Executive's death before all amounts subject to the mandatory deferral are distributed, distribution to the Beneficiary of any amounts remaining after the Participant's death shall be made in five (5)

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     annual installments.  Such installments shall be computed
     and distributed as described in Section 5.03(b).

               (iv)     Any elections made under subsections (i),
     (ii) and (iii) above shall be made at the same time, which time shall be no later than the December 31st of the last year of the Performance Cycle to which the Cash Portion relates. Once made, any such election shall be irrevocable.

               (v) Anything in this Section 5.06(b) to the contrary notwithstanding, if and to the extent a Participant who is a Top Executive has already made a deferral election, a Phantom Stock Additional Income election, or an installment payment election with respect to the Cash Portion of an award affected by this Section 5.06, the prior election(s) shall automatically apply to all amounts subject to the mandatory deferral provisions of this Section 5.06, and the Top Executive shall not be permitted to make any different or additional elections under subsections (i),
     (ii) and/or (iii) above.

            (c) For purposes of this Section 5.06, a Top Executive's "Estimated Annual Compensation" for a given year shall be equal to (i) the Top Executive's anticipated salary for the year as approved by the Compensation Committee in January of the year (taking into account any approved increase to become effective during the year), less any amounts the Top Executive has voluntarily elected to defer under the Reynolds Metals

Company Salary Deferral Plan for Executives for the year, plus
(ii) the anticipated incentive compensation to be paid to the Top Executive under the Reynolds Metals Company Supplemental Incentive Plan, less any amounts the Top Executive has voluntarily elected to defer under the Reynolds Metals Company New Management Incentive Deferral Plan, plus (iii) the amount of any previously deferred incentive compensation payable to the Top Executive during the year that will count as compensation in the year for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, plus (iv) the amount of miscellaneous or imputed income (for items such as the imputed value of life insurance and the use of a car or plane) that the Top Executive had for the immediately preceding calendar year.

            (d) "Top Executive" shall mean for any calendar year any individual who may reasonably be expected to be a "covered employee" for the year for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.


                           ARTICLE VI
                         ADMINISTRATION

            The Plan Committee shall have full responsibility and authority to interpret and administer the Plan, including the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or benefits arising from the Plan, the power to appoint agents and delegate its duties, and the power to make such decisions or take such actions as the Plan Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan. Actions and determinations by the Plan Committee shall be final, binding and conclusive for all purposes of this Plan.


                           ARTICLE VII
        AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN

            The Board may from time to time amend, suspend or terminate the Plan, in whole or in part, except that no such amendment, suspension or termination shall materially adversely affect the rights of any Participant in respect of any awards previously earned by such Participant and not yet paid.

                          ARTICLE VIII
                             FUNDING

            No promises under this Plan shall be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promises. Benefit payments shall be made from the Company's general assets.

                           ARTICLE IX
                          COMPANY STOCK

            Shares of Company Stock distributed under the Plan shall be shares purchased by the Company on the open market or shares held in the Company's treasury from time to time, or a combination of both, as the Board may from time to time determine.


                            ARTICLE X
                       GENERAL PROVISIONS

            10.01 All elections by a Participant hereunder shall be made in writing by the completion and delivery to the Company of forms prescribed for such purpose within the time limits established with respect to such election.

            10.02 Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Company, including its Board, in connection therewith shall be held or construed to confer upon any individual any legal right to remain an officer or an employee of the Company.

            10.03 No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, except by will or the laws of descent and distribution, and any attempt thereat shall be void. No such benefit shall, prior to receipt thereof, be in any manner liable for or subject to the recipient's debts, contracts, liabilities, engagements, or torts.

            10.04 This Plan shall inure to the benefit of, and be binding upon, the Company and each Participant, and upon the successors and assigns of the Company and of each Participant.

            10.05 The Company shall not be required to deliver any fractional share of Common Stock but shall pay, in lieu thereof, the cash value (measured as of the January 15 immediately preceding the distribution) of such fractional share to the Participant (or the Participant's Beneficiary, if applicable). The cash value of a fractional share shall be computed as described in Section 4.03(d).


            10.06 The Company shall either (a) deduct from the amount of any payments hereunder all taxes required to be withheld by applicable laws or (b) make such other arrangements as may be necessary or appropriate to meet its withholding obligations.

            10.07 This Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

            Executed and adopted as of May 15, 1998, pursuant to action taken by the Board of Directors of Reynolds Metals Company at its meeting on that date.


                                REYNOLDS METALS COMPANY



                                By ___________________________
                                Title:  Vice President,
                                Human Resources